(Letterhead of Michael L. Labertew, Esq.)

                                             June 27, 2001


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the S-8 Registration Statement of Pacific International Holding, Inc., a Utah corp.,
(the
          "Registrant"), SEC File No. 000-30771, to be filed on or
          about June 28, 2001, covering the registration and issuance of 500,000 shares of common stock to four individual consultants


Ladies and Gentlemen:

          I hereby consent to be named in the above referenced
Registration Statement, and to have my opinion appended as an exhibit thereto.

                                   Very truly yours,

                                   /s/ Michael L. Labertew
                                       Attorney at Law